UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2019

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 688-0012
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

In connection with that certain Investor Rights Agreement dated as of December 31, 2018, by and between ProPetro Holding Corp. (the "Company") and Pioneer Natural Resources Pumping Services LLC (the "Investor Rights Agreement"), each of Mark S. Berg and Royce W. Mitchell were appointed to the Company's Board of Directors (the "Board"), effective February 11, 2019.

Mark S. Berg

Mr. Berg, 60, has served as Executive Vice President, Corporate/Vertically Integrated Operations for Pioneer Natural Resources Company ("Pioneer") since May 2017. Mr. Berg has over fourteen years of experience with Pioneer in various roles, including as Executive Vice President & General Counsel from April 2005 to January 2014, Executive Vice President, Corporate from January 2014 to August 2015, and as Executive Vice President, Corporate/Operations from August 2015 until assuming his current role. He began his career in 1983 with the law firm Vinson & Elkins LLP, and served as partner from 1990 to 1997. Further, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 to 2001. Following the sale of American General to American International Group, he was appointed Senior Vice President, General Counsel and Secretary of Hanover Compressor Company, a NYSE listed natural gas compression and processing company. Mr. Berg holds a Juris Doctor, with honors, from the University of Texas School of Law, and graduated magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Public Policy from Tulane University. He is a member of the State Bar of Texas and has served as Chairman of the Board of Dallas CASA. Mr. Berg has served as a member of HighPoint Resources Corporation since March 2018.

Royce W. Mitchell

Mr. Mitchell, 64, has been an Executive Consultant, focusing on advising management teams and board audit committees of exploration and production companies, since January 2005, except for the period from April 2008 through December 2008 when he served as Chief Financial Officer of Frac Tech Services, Ltd. Mr. Mitchell served as an Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Key Energy Services, Inc. ("Key") from January 2002 to January 2005. Before joining Key, he was a Partner of KPMG LLP from April 1986 to December 2001 specializing in the oil and gas industry. Mr. Mitchell received a BBA from Texas Tech University and is a Certified Public Accountant. Mr. Mitchell has served as a member of Pioneer's Board of Directors since July 2014.

Mr. Mitchell was determined by the Board to be an "independent director" in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual, including satisfying the criteria for independence set forth in Section 10A(m)(3)(B) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with his appointment, Mr. Mitchell was also named to the Audit Committee of the Board.

Although appointed to the Board pursuant to the Investor Rights Agreement, neither Mr. Berg nor Mr. Mitchell is a party to any plan, contract or arrangement with the Company in their roles as directors and each is eligible to receive the standard compensation received by the Company's other non-employee directors, however, Mr. Berg has elected not to be compensated for his service as a director. The material terms of the Investor Rights Agreement were previously reported under the heading "Investor Rights Agreement" in Item 1.01 of the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 16, 2018, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell General Counsel